EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-64073 of Florida Banks, Inc. on Form S-8 of our report dated February 8, 2002 appearing in this Annual Report on Form 10-K of Florida Banks, Inc. for the year ended December 31, 2001.


  /s/ DELOITTE & TOUCHE LLP



 Certified Public Accountants
 Jacksonville, Florida
 March 25, 2002